SECURITIES AND EXCHANGE COMMISSION

                        Washington, D.C. 20549

                              Form 8-A/A

                           (Amendment No. 1)

           FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

                Pursuant to Section 12(b) or (g) of the

                    Securities Exchange Act of 1934


              INTERNATIONAL BUSINESS MACHINES CORPORATION

        (Exact name of registrant as specified in its charter)


       New York                             13-0871985
(State of Incorporation)                 (I.R.S. Employer
                                         Identification No.)

Old Orchard Road, Armonk, New York                10504
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(Address of principal executive offices)                     (Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class                      Name of each exchange on which
to be so registered                      each class is to be registered

7 1/8% Debentures due 2096               New York Stock Exchange, Inc.


If this Form related to the registration of a class of debt securities and is effective upon filing pursuant to General Instruction A.(c)(1), please check the following box. [ ]

If this Form relates to the registration of a class of debt securities and is to become effective simultaneously with the effectiveness of a concurrent registration statement under the Securities Act of 1933 pursuant to General Instruction A.(c)(2), please check the following box. [ ]
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   Securities to be registered pursuant to Section 12(g) of the Act:

                                 None
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                           (Title of Class)



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The undersigned registrant hereby amends Item 2.1 of its Registration
Statement on Form 8-A, dated December 5, 1996, due to the inadvertent submission of an incomplete Form of Debenture.

Item 1. Description of Registrant's Securities to be Registered.

          The description of the securities to be registered is contained in the Prospectus Supplement dated December 3, 1996, and the Prospectus dated December 3, 1996, copies of which were electronically transmitted for filing with the Commission pursuant to Rule 424(b) on December 4, 1996, each of which forms a part of the Registrant's Registration Statement on Form S-3 (No. 33-65119), and is incorporated herein by reference.

Item 2.  Exhibits.

          I. The following exhibits are filed with the Commission and the New York Stock Exchange, Inc.:

          2.1 - Form of the Registrant's 7 1/8% Debenture due 2096

          2.2 - Indenture dated as of October 1, 1993, between the Registrant and The Chase Manhattan Bank, as Trustee (incorporated by reference to Exhibit 4(a) to the Registration Statement on Form S-3 (No. 33-50537)), as supplemented by the First Supplemental Indenture dated as of December 15, 1995 relating to the Debentures to be registered hereunder (incorporated by reference to Exhibit 4(c) to the Registration Statement on Form S-3 (No. 33-65119)).


          Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this amended
Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.


                                  INTERNATIONAL BUSINESS MACHINES CORPORATION
                                                 (Registrant)

                                         By: /s/ John E. Hickey
                                             ------------------
                                             Name:  John E. Hickey
                                             Title: Secretary


Date:  December 6, 1996.